EXHIBIT 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of SA Recovery Corp. for the period ending November 30, 2010, I, James A. Ditanna, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors of SA Recovery Corp. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report on Form 10-Q for the period ending November 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such annual report on Form 10-Q for the quarter ending November 30, 2010, fairly represents in all material respects, the financial condition and results of operations of SA Recovery Corp.

Date: January 14, 2011

SA Recovery Corp.

By: /s/ James A. Ditanna
James A. Ditanna President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors